Exhibit 10.12

[Translation]

Edwards Korea, Ltd.

Foreign Investment Zone Occupancy (Lease) Agreement

Choongchungnam -do

Cheonan-si

Edwards Korea, Ltd.

Edwards Korea, Ltd.

Foreign Investment Zone Occupancy (Lease) Agreement

[Description of Leased Premises]

Location	A4-1 Block Chaam-dong, Seobuk-gu, Cheonan-si, Choongchungnam-do (237-2 and other 3 parcels of land)

Size	40,014m2	Purpose of Use	Industrial Facilities

With respect to the Leased Premises, the Governor of Choongchungnam-do and the Mayor of Cheonan-si (hereinafter, the “Authority”) and Edwards Korea, Ltd. (hereinafter, the “Occupant”), which desires to lease and move into the Leased Premises, enter into this Occupancy Agreement (this “Agreement”) under the terms and conditions as set forth below.

Company Name	Edwards Korea, Ltd.	Representative	Sung-Min Lee
Address (in case of a corporation, location of the corporation)	625-7 Upsung-dong, Cheonan-si, Choongchungnam-do * Corporate Registration No: 161511-0011258
Type of Business	Manufacturing	Classification Number	KSIC 29132	Products	Dry vacuum pumps and vacuum systems
Size (m2)	Site	Construction Area(1)	Manufacturing Facilities	Ancillary Facilities
40,014m2	26,468.72m2 41,509m2 (Total Floor Space)	25,849	15,660m2
Anticipated Date of Commencement of Construction	March, 2010	Anticipated Date of Completion of Construction	June, 2011
Implementation of Business Plan (within 5 years)
Classification	Obligations	Completion Date
Foreign Investment Amount:	KRW 40,000 million (equivalent to USD 36.4 million) )	November 30, 2015
Size of Factory Construction Area(2)	16,005.6m2	November 30, 2015

(1)  Size of construction area to be implemented within four (4) years (filing of completion report): Standard Factory Area Ratio × 1 (under Article 14(1)1 of the Guidelines)

(2)  Size of construction area to be implemented within five (5) years (business plan): Standard Factory Area Ratio × 2 (under Article 15(1) of the Guidelines)

Article 1.               Lease Term

The term of the lease shall be for a period of 50 years, commencing on November 30, 2010 when the Basic Management Plan of Foreign Investment Zone was announced and expiring on November 29, 2060, which is renewable for successive 10-year terms by reflecting any changes.

Article 2.               Size of the Leased Premises

(1)                                       The size of the Leased Premises is 40,014m2. If the size of the Leased Premises is adjusted following a cadastral confirmation survey, the adjusted size of the Leased Premises shall be the confirmed size thereof.

Article 3.               Rent

(1)                                       The rent shall be an amount calculated by multiplying the acquisition price of the concerned foreign investment zone (if the publicly notified individual land price under the Public Notice of Values and Appraisal of Lands, etc. Act is higher than the acquisition price, publicly notified individual land price, hereinafter the same shall apply) by ten thousands (10/1000) or more.

(2)                                       If the Occupant falls under any of the followings, the rent set forth in Article 17 (2) of the Guidelines on Operation of Foreign Investment Zone (the “Guidelines”) (an amount calculated by multiplying the acquisition price of the Leased Premises by fifty thousands (50/1000)) shall apply:

1.                                             If the Occupant fails to meet the qualification for the occupancy or to perform its obligations with respect to the foreign investment amount and/or the size of the factory construction area applied in determining the occupancy limit (however, if any occupant, after having implemented the business plan, increases only the domestic capital to install factory facilities or other machinery/facility/equipment without reducing the foreign investment amount, thereby failing to maintain the occupancy requirement (only when the foreign capital takes up more than 10% of the total number of voting shares or the total investment amount), the reduction rate shall continue to apply);

2.                                             If any cause for termination of this Agreement occurs; or

3.                                             If the Occupant fails to meet the occupancy limit by repaying the long-term loans involved in the Leased Premises to which the occupancy limit under Article 15 of the Guidelines applies.

(3)                                       The occupancy requirements mentioned in the provisions of Paragraph (2) above shall mean those set forth in the Basic Management Plan of Foreign Investment Zone. Matters

concerning the failure to perform the investment plan and the cause for termination of this Agreement shall be subject to Article 11 hereof.

(4)                                       Upon the expiration of the applicable term of the rent set, the rent shall be adjusted to the price announced by the Minister of Knowledge Economy.

Article 4.                                                             Imposition of Rent for Failure to Perform Obligations related to Occupancy

(1)                                       The Occupant shall perform the investment plan including the factory construction area and the foreign investment amount within five (5) years from the date of the execution of this Agreement. However, if the Occupant has consulted with the Minister of Knowledge Economy due to its unavoidable circumstances, the Occupant may perform the investment plan for a fixed grace period not exceeding one (1) year from the expiration date of the implementation period.

(2)                                       If the Occupant’s performance of the investment plan is suspended pursuant to the provisos of Paragraph (1) above, the Authority may impose rent for the failure to perform the investment plan during the grace period on the Occupant. If the Occupant fails to perform the factory construction area as well as the foreign investment amount, the rent shall be based on whichever is larger.

1.                                             Rent for the failure to implement the factory construction area shall be based on the area in excess of the area calculated by multiplying the standard factory area ratio by 2

2.                                             Rent for the failure to implement the foreign investment amount shall be based on the area in excess of the foreign investment amount

(3)                                       If the Occupant fails to induce the foreign investment amount even after the grace period, the Authority shall impose rent for the failure to implement the foreign investment amount for the entire Leased Premises.

(4)                                       The rent for the failure to perform obligations related to the occupancy shall be an amount calculated by multiplying the acquisition price of the concerned foreign investment zone (if the publicly notified individual land price under the Public Notice of Values and Appraisal of Lands, etc. Act is higher than the acquisition price, publicly notified individual land price, hereinafter the same shall apply) by fifty thousands (50/1000) or more.

Article 5.               Payment of Security Deposit and Rent

(1)                                       Upon the execution of this Agreement (including the execution of the extension agreement), the Occupant shall pay the security deposit (for performance of removal work) equivalent to the sum of monthly rent for twelve (12) months. The security deposit equivalent to the sum of monthly rent for the 12-month term shall be paid when the initial Agreement or the extension agreement is concluded. Even if the rent is adjusted during the term of the lease, no additional security deposit shall be paid or refunded with respect to the adjusted amount.

(2)                                       If, at the time of the execution of the extension agreement, the rent defined in Article 3, Paragraph (1) increases the increased amount, other than the security deposit paid in advance pursuant to Paragraph (1) above, shall be additionally paid when the extension agreement is concluded.

Article 6.               Rent Payment

(1)                                       Upon the execution of this Agreement, the Occupant shall pay the rent for the year concerned. If the Leased Premised are leased for less than one (1) month, the rent for such month shall be prorated based on the number of days actually occupied.

(2)                                       The rent shall be paid in advance for one (1) year, which shall be paid at a financial institution designated by the Authority prior to the last day of the previous year. If the Occupant should unavoidably pay the rent in installments, the Occupant may pay the rent in up to four (4) installments and shall pay an interest at a rate of 6% per annum on the outstanding amount.

(3)                                       If the Occupant fails to pay the rent pursuant to Paragraph (2) above within the due date, the Occupant shall pay the overdue rent within one (1) month from the original due date, along with the late charge at a rate of 3/100 on the overdue amount.

(4)                                       If the Occupant fails to pay the overdue rent pursuant to Paragraph (3) above, the Occupant shall pay the overdue rent, along with the late charge at a rate of 12/1000 on the overdue amount, accruing on a monthly basis from the due date, in addition to the late charge set forth in Paragraph (3) above.

(5)                                       If the Occupant continuously fails to pay the rent, the overdue rent may be collected in accordance with the provisions of the delinquency disposition under the National Tax Collection Law.

(6)                                       If the rent pursuant to Article 2, Paragraph (2), Items 1 and 3 applies to the Occupant, such rent shall apply to the Occupant from the date on which the Occupant starts to engage in such act. In such case, the rent shall be the amount calculated by applying the size of the Leased Premises mentioned in Article 2, Paragraph (1) hereof.

Article 7.                                         Reduction and Exemption of the Rent

(1)                                       If the Occupant is entitled to the reduction and exemption of the rent pursuant to the Foreign Investment Promotion Law, the Restriction of Special Taxation Law and the

Basic Management Plan of Foreign Investment Zone, the Authority may reduce or exempt the rent upon request of the Occupant.

(2)                                       If intending to be granted a reduction and exemption of the rent, the Occupant shall submit an application for reduction and exemption of the rent to the Authority pursuant to Article 19 of the Foreign Investment Promotion Law, and such reduction and exemption of the rent shall apply from the month the decision was made,.

(3)                                       Even if the rent has been reduced or exempted upon request of the Occupant, the Occupant shall file the supporting documents verifying its entitlement to the reduction/exemption of the rent with the Authority by the end of January of each year.

(4)                                       If it is found that the Occupant irregularly obtained a decision of reduction/exemption of the rent, or after obtaining such decision, if the Occupant fails to meet the reduction/exemption requirements or becomes subjected to the rent payment, the reduced/exempted rent accruing from the date on which the reduction/exemption was determined or the date on which such cause occurred shall be refunded.

(5)                                       With respect to the reduction/exemption of the rent provided for in the former part of Paragraph (1) above, if the reduction/exemption of the rent occurred pursuant to the Restriction of Special Taxation Law, the reduction/exemption of taxes shall be limited to the premises concerned.

(6)                                       The rent may be reduced/exempted with the approval of the project owner, namely, landowner from the completion of construction of an industrial complex in the Individual-type Foreign Investment Zone to the transfer of right of landownership to the Authority.

Article 8.                                                       Confirmation of the Size of the Leased Premises; Settlement of the Rent

(1)                                       If the size of the Leased Premises is adjusted following a cadastral confirmation survey, the adjusted size of the Leased Premises shall be the confirmed size thereof.

(2)                                       The rent and the security deposit shall be settled based on the adjusted size of the Leased Premises by applying the price at the time of the execution of this Agreement, and interest thereon shall not accrue.

Article 9.               Occupant’s Obligations; Limitation of Claims

(1)                                       The Occupant shall, in using the Leased Premises, shall faithfully implement the comprehensive investment plan set forth the business plan.

(2)                                       If, in implementing the business plan pursuant to Paragraph (1) above, any change in the business plan is expected to occur, the Occupant shall submit the plan and cause for such change in writing to the Authority and adjust it through mutual consultation. If it is necessary to change the designation of the foreign investment zone, the Occupant shall take procedures pursuant to the applicable laws and regulations.

(3)                                       The Occupant shall perform its obligations of due care, and be responsible for the maintenance of the Leased Premises and matters concerning the use of or benefitting from the Leased Premises. The Occupant shall waive its right to claim the refund of costs and expenses against the Authority, including those pursuant to Article 203 or 626 of the Korean Civil Code.

Article 10.            Prohibitions

Without the consent of the Authority, the Occupant shall not engage in any act falling under each of the following:

1.                                             To change the purpose of use of or benefitting from the Leased Premises;

2.                                             To sublease the Leased Premises or dispose of any rights to the Leased Premises;

3.                                             To change the character of the Leased Premises; or

4.                                             To transfer the Occupant’s facilities located on the Leased Premises to a third party.

Article 11.            Termination

(1)                                       In each of the following, the Authority shall have the right to terminate this Agreement:

1.                                             If the Occupant engages in any act falling under Article 10 without the consent of the Authority;

2.                                             If the cause for termination of this Agreement falls under Article 42 of the Industrial Cluster Development and Factory Establishment Law (however, the grace period for the application of Article 42(1)1 of the said Law shall be one (1) year, and the period for the completion of establishment of factory pursuant to Article 15 of the said Law shall be four (4) years from the execution of this Agreement);

3.                                             If the Occupant fails to qualify for the occupancy requirements set forth in the Occupancy Management Plan any longer;

4.                                             If the Occupant fails to perform its obligations hereunder or defaults on the payment of the rent for more than one (1) year with little prospect for improvement;

5.                                             If the Occupant is not registered as a foreign-invested enterprise pursuant to Articles 11 and 12 of the Foreign Investment Promotion Law;

6.                                             If the Occupant’s foreign investment amount and rate specified in the foreign-invested enterprise registration certificate prepared after the execution of this Agreement fails to meet the qualification for occupancy of the individual-type foreign investment zone;

7.                                             If the Occupant violates the occupancy requirements or any matters set forth hereunder;

8.                                             If the Occupant leases the Leased Premises using illegal methods, such as falsifying documents;

9.                                             If the Occupant disposes of industrial sites, factories, etc., or is, in effect, unable to conduct business due to repossession of the industrial sites by the Authority;

10.                                       If the Occupant loses its title to facilities located on the Leased Premises due to public auctions, auctions, etc. caused by its liabilities;

11.                                       If procedures of corporate reorganization or bankruptcy under the Bankruptcy Law are filed against the Occupant;

12.                                       If the Occupant closes up business or suspends business for one (1) year or more;

13.                                       If the Occupant violates any other relevant laws and regulations, ordinances, etc;

(2)                                    If the Authority terminates this Agreement pursuant to Paragraph (1) above, even if damages are incurred from the termination hereof, the Occupant shall not claim compensatory damages.

(3)                                    Upon termination hereof pursuant to Paragraph (1) above or due to causes attributable to the Occupant, the remaining amount after deducting the default rent and costs disbursed to restore the Leased Premises to their original condition from the security deposit and rent paid by the Occupant shall be returned to the Occupant. If the Occupant does not have sufficient funds for such deduction, the Authority may take necessary attachment measures for the properties of the Occupant.

Article 12.            Request for Termination

If intending to terminate this Agreement early due to its unavoidable circumstances, the Occupant shall submit an application for termination to the Authority, and the Authority shall terminate this Agreement within one (1) month from the receipt of the application.

Article 13.            Commencement of Construction of Factories, Etc.

(1)                                    Any factories and auxiliary buildings necessary for the production process that the Occupant intends to build shall comply with (i) the standard factory area ratio set forth in Article 15 of the Guidelines and (ii) the scope of building for each zone and purpose set forth in the Basic Management Plan of Foreign Investment Zone.

(2)                                    If intending to build a factory pursuant to Paragraph (1) above, the Occupant shall request the Authority to approve the use of land, and the Authority shall issue the approval after taking measures necessary to restore the land to its original condition.

(3)                                    If intending to build a factory pursuant to Paragraph (1) above before the Authority obtains right of landownership and management right, the Occupant shall obtain a use permit of land from the landowner and such building a factory shall be pursuant to the laws and regulations related to factory construction.

Article 14.            Restoration of Land to Original Condition

(1)                                    Upon expiry of the term of lease, or termination or cancellation hereof, the Occupant shall restore the Leased Premises to their original condition at its own costs within the period determined by the Authority and return the restored Leased Premises in the presence of the Authority.

(2)                                    Notwithstanding Paragraph (1) above, in the event that the Occupant continues to occupy the Leased Premises, the Authority may collect profits arising from the use of the Leased Premises by means of illegal occupancy under the State Properties Law.

(3)                                    The Occupant shall not request the Authority to pay any and all expenses including expenses for such restoration and moving expenses as well as damages arising from termination hereof, irrespective of its title.

Article 15.            Renewal of Term of Lease

If intending to continue to lease the Leased Premises after expiry of the ten (10) year term of lease, the Occupant shall request the Authority to enter into an extension agreement three (3) months prior to the expiry of the term of the lease. The foreign investment amount and factory construction area, etc. to be specified in the extension agreement shall mean the original amount and area specified at the time of executing the initial occupancy agreement.

Article 16.            Liability for Compensation

The Occupant shall compensate for any damages incurred by the Authority due to its failure to perform or violation of its obligations set forth hereunder.

Article 17.            Change of Terms under this Agreement

(1)                                    The Occupant may change any terms set forth hereunder by entering into an amendment agreement with the documents supporting such changes attached to an application for amendment to the occupancy agreement pursuant to Article 35 of the Enforcement Regulations of the Industrial Cluster Development and Factory Establishment Law.

(2)                                    Any disadvantages arising from the Occupant’s failure to perform the obligations set forth in Paragraph (1) above shall be borne by the Occupant.

(3)                                    If any terms agreed hereunder are changed pursuant to Paragraph (1) above, the obligations related to the changed investment amount and factory construction area shall be performed by the date of completion of implementation of the business plan.

Article 18.            Charges for Use of Common Facilities

(1)                                    The Occupant shall pay (i) charges of the common facilities installed by the Authority and (ii) costs necessary for maintenance and repair of such facilities, as separately determined by the Authority.

(2)                                    If failing to pay the fees or charges specified in Paragraph (1) above within the period determined by the Authority, the Occupant shall pay the amount, together with the late payment penalty to be calculated according to the following categories pursuant to Article 72 of the Enforcement Decree of the State Properties Law.

1.                                             Period of less than one (1) month: 12% per annum

2.                                             Period of more than one (1) month but less than three (3) months: 13% per annum

3.                                             Period of more than three (3) months but less than six (6) months: 14% per annum

4.                                             Period of more than six (6) months: 15% per annum

Article 19.            Restriction on Use of Common Facilities

(1)                                    If the Occupant defaults on the payment of the fees or charges set forth in Article 18 above for three (3) months or more, the Authority may take necessary attachment measures for the Occupant’s properties, in addition to a ban on the use of the common facilities, to protect its rights as creditor.

(2)                                The Occupant shall not raise any objection to any measures taken by the Authority pursuant to Paragraph (1) above.

Article 20.            Environmental Preservation and Safety Management, etc.

(1)                                    In the event of installing discharging facilities under environment-related laws, the Occupant shall install such facilities after obtaining approval of installation, and submit a copy of the approval to the Authority. The foregoing shall apply to the case of changing any of the approved matters.

(2)                                    The Occupant shall entrust a waste treatment company with disposing of any industrial wastes arising during the course of construction or operation of factories according to due procedures.

(3)                                    The Occupant shall actively support the Authority in pursuing a joint pollution prevention project to protect the environment of the industrial complex at issue.

(4)                                    As for an industrial complex for which an integrated defense association is formed, the Occupant shall comply with the Authority’s instructions in connection with the payment of security contributions set forth in Article 14-3 of the Establishment of Homeland Reserve Forces Law, Article 23-3 of the Enforcement Decree thereof, Article 18 of the Regulations on Nurturing of and Support for Homeland Reserve Forces and Annex thereof.

(5)                                    The Authority may give the Occupant instruction necessary for the safety management, pollution control and environmental management as set forth in the Presidential Decree pursuant to Article 45 of the Industrial Cluster Development and Factory Establishment Law, and the Occupant shall comply with the instructions.

Article 21.            Taxes and Public Imposts

After the execution hereof, any taxes and public imposts to be imposed on the Leased Premises, even if they are imposed in the name of a party other than the Occupant, shall be borne by the Occupant.

Article 22.            Relationship with Other Regulations

Any matters not specified in this Agreement shall be in accordance with the Industrial Cluster Development and Factory Establishment Law, the Foreign Investment Promotion Law, the State Properties Law, the Local Finance Act, the relevant ordinances of Choongchungnam-do and Cheonan-si, the Guidelines, the Basic Management Plan of Individual-type Foreign Investment Zone and the regulation of the occupancy agreement as set forth by the Authority.

Article 23.            Report

(1)                                    The Authority may, in consultation with the Occupant, request the Occupant to submit its financial statements, such as balance sheet and income statement and other documents if necessary in order to verify whether the Occupant met the conditions for designation of the foreign investment zone, the Occupant shall comply with the request unless there are no particular circumstances. However, the Authority shall not use such documents for any purpose other than the intended management purpose.

(2)                                    The Occupant shall report to the Authority the relevant documents designated by the Authority concerning any of the following,

1.                                             Matters concerning registration (change) of foreign invested enterprises under the Foreign Investment Promotion Law;

2.                                             Matters concerning the commencement, expansion or completion of construction of factories and operation of the factories;

3.                                             Matters concerning operation of factories, including production, export and employment;

4.                                             Matters concerning discontinuation or closing of business; or

5.                                             Other matters recognized by the Authority as necessary

(3)                                    The Occupant shall report the current status of the foreign investment amount for the year immediately preceding by the end of January of each year in the form prescribed by Attachment 3 of the Guidelines.

Article 24.            Miscellaneous

(1)                                    The Occupant shall take measures necessary for construction on the Leased Premises, such as the survey of the ground and safety management, at its discretion.

(2)                                    The Occupant shall seek measures to prevent water pollution from occurring in the surrounding environment and nearby sea shores by installing facilities, such as pollution prevention facilities; and shall install its own clean-up facilities if it operates factories prior to the operation of waste water treatment sites.

(3)                                    The Occupant shall ensure that public facilities, such as roads, parks and water and sewerage facilities, are not damaged at the time of construction of factories. If any of such facilities are damaged, the Occupant shall be responsible for restoring the facilities to their original condition.

(4)                                    This Agreement supersedes a certain occupancy agreement entered into with the mayor of Cheonan-si before designation of foreign investment zone (Agreement No.: Cheonan-si Document No. 1, dated March 5, 2010).

(5)                                    Any controversy arising in relation to interpretation of this Agreement shall be resolved by the interpretation of the relevant management authority.

Article 25.            Special Terms and Conditions and Additional Agreements

(1)                                    The security deposit for occupancy before the completion of the construction set forth in Article 5, Paragraph (1), shall be KRW193,650,000 and shall pay it to an account designated by the Authority.

(2)                                    The Occupant may enter into a separate additional agreement in addition to this Agreement, if the Occupant deems it necessary for the attached special terms and conditions for occupancy before the completion of the construction.

IN WITNESS WHEREOF, the Authority and the Occupant shall execute this Agreement in two (2) counterparts, and each shall keep one (1) copy after signing their respective names hereon and affixing their respective seals hereto.

Attachments:

1.             1 copy of Special Terms and Conditions for Occupancy before Completion of Construction

2.             1 copy of Location Map of Edwards Korea, Ltd. (A4-1 Block)

December 27, 2010

Authority:

Address: 155 Jungang-ro, Jung-gu, Daejeon

Name: Governor of Choongchungnam-do, Hee-Jung Ahn (official seal affixed)

Address: 601 Bunyoung-ro, Seobuk-gu, Cheonan-si, Chungcheongnam-do

Name: Mayor of Cheonan, Moo-Yong Sung (official seal affixed)

Occupant:

Address: 625-7 Upsung-dong, Cheonan-si, Choongchungnam-do

Name of Company: Edwards Korea, Ltd.

Representative: Representative Director, Sung-Min Lee (seal affixed)

<Attachment 1>

Special Terms and Conditions for Occupancy before Completion of Construction

1.                                       The Occupant shall access, confirm and comply with the development plan, implementation plan, contents discussed with respect to various impact evaluations (on traffic, environment, disaster and population) (including those changed and discussed again), conditions of approval of development plan and implementation plan, any and all laws and regulations on land use under consolidated urban planning and implementation plan (including those changed), and the policies, etc. of the Government and Chungnam-do Local Government•Chunan-si Local Government for the development project. Any liability resulting from failing to confirm the above shall be borne by the Occupant. Discrepancies between regulations shall be governed by the laws and regulations strengthened.

2.                                       The Leased Premises are not supplied in the condition that the development project is completed. Thus, for the prospecting•excavating, examination and preservation of cultural assets, the performance of those discussed with respect to any and all impact evaluations, or a change in market circumstances, etc., the contents of licenses and approvals, including a development plan and implementation plan, may be changed. Accordingly, a land use plan and the purpose of use of neighboring land, etc. may be changed. The Occupant shall accept those changed resulting therefrom.

3.                                       The Occupant executes a sale and purchase agreement on the condition that it confirms in person and accepts the status of land development, current status (such as shape, cultural assets, level, soft ground, bedrock, status of incline, drainage of water flowed from outside, and a ground plan for construction plan), and conditions of location in and outside of project area. Thus, any liability resulting from failing to confirm the above shall be borne by The Occupant.

4.                                       In using land including the confirmation of boundary or the commencement of a construction work, the Occupant shall discuss and obtain approval thereon before using land, so that a project owner may not suffer any difficulty in conducting a development work.

5.                                       If the Occupant desires to use land while the site development work is in progress, the Occupant shall may do so in the condition that it treats a soft ground in itself.

6.                                       The Occupant shall comply with those approved with respect to the development plan and implementation plan under the Industrial Site Location & Development Law and National Land Planning and Use Law, various impact evaluations on environment and disaster, etc., and energy use plan, etc., in using land.

7.                                       If the Occupant breaks or damages public facilities, such as roads, water works, sewer system, boundary stones and roadside trees, in using land, such as conducting a construction work, it shall immediately restore the same into their original shape and condition.

8.                                       The Occupant shall take measures to prevent the surrounding environment and rivers from being polluted in constructing a factory, by installing pollution prevention facilities.

9.                                       Even after it is possible to use land, the Occupant shall accept that the use of land may be postponed somewhat, if basic facilities within the area is meager. In case of using land before the completion of work, the Occupant may not request the Authority for principal facilities (such as roads, electricity, waterworks and sewer system), as the principal facilities within the complex are not completed. In addition, in case of establishing and using a temporary road (unpaved) for access for a construction work, etc., The Occupant shall establish•enforce the measures to reduce environmental damage, such as air-born dust, after discussing with a field overseer of a project owner and obtaining approval therefrom in advance.

10.                                 The Occupant shall comply with the Industrial Site Location & Development Law and the Industrial Cluster Development and Factory Establishment Law, which are applicable to the target site.

11.                                 In case of commencing a construction work, the Occupant shall notify the Authority and a project owner thereof in writing for the smooth conduct of the construction work. If the construction work is completed, the Occupant shall apply to the land owner for the checkup of the implementation of the restoration of basic city facilities into their original shape and condition.

12.                                 The Occupant execute an occupancy agreement after exactly grasping and confirming the location of industry water, fresh water, waste water and rainwater pipes, and branches thereof, and embankment, within the industrial complex in relation to its business plan for the target site. Thus, the Occupant shall not call the Occupant to account for the (industrial and fresh) waster supply, waste water and rainwater pipes, and branches thereof, and embankment, after executing an occupancy agreement.

13.                                 If it is necessary to use or occupy land other than the land concerned for materials staking yard or a temporary office in conducting a construction work, it shall do so after taking necessary measures upon discussion with the land owner.

14.                                 The Occupant shall confirm and protect roads and those laid under the ground in case of excavation at the time of conducting a construction work. In case of desiring to install earthy wall, etc., it shall do so upon discussing with the project owner separately.

15.                                 The Authority or a project owner may instruct the matters that the Occupant should perform, such as approved development and implementation plan for the industrial complex, those agreed with, or licenses and approvals from, relevant organizations on various impact evaluations (on traffic, environment and disaster, and energy use plan), and safety management, pollution management and environment management under Article 45 of the Industrial Cluster

Development and Factory Establishment Law, and the Occupant shall comply with such instruction.

16.                                 If the Occupant desires to conduct a construction work on the target site (use land) before cadastral confirmation survey in numerical value, it shall do so upon separating the building from the vacant land within a vacant building site as provided for in the Construction Law sufficiently from the site boundary in a temporary lot division drawing.

17.                                 The Occupant shall conduct the final finished grade of earth work and drainage treatment resulting from the construction of factory, etc. in compliance wit the design documents, etc., based upon which the project owner has worked out and conduct a construction work. If it is necessary to make a change inevitably, it shall decide to make a change upon discussion with the project owner.

<Attachment 2>

Location Map of Edwards Korea, Ltd. (A4-1 Block)

CHUNGCHEONGNAM-DO

To:                                       Edwards Korea, Ltd.

Subject:              Notice regarding Rent Reduction and Exemption Decision for the Occupant in the Foreign Investment Zone (Edwards Korea, Ltd.)

1.                                                We wish for your continued prosperity.

2.                                                In response to the application for the rent reduction and exemption relating to the state or local government properties which you filed with us (and which we received on January 11, 2011) pursuant to Article 19, Paragraphs 6 and 7 of the Enforcement Decree of the Foreign Investment Promotion Act, we hereby inform you of our rent reduction and exemption decision as attached hereto.

Enclosed:  Rent reduction and exemption decision

CHUNGCHEONGNAM-DO

[Official Seal Affixed]

Assistant Director: Yong-Gon Shin

Person in charge at the Investment Attraction Division II: Chan-Soo Yoon

Director of Investment Site Division: Seung-Gon Lee

Deputy Director: Jeong-Deok Gook

Person in charge at the Investment Attraction Division I: Nak-Hong Baek

Document No.: Investment Site Division-466 (January 20, 2011)

Zip Code: 301-763

Address: 155 Jungangno Seonhwa-dong, Jung-gu, Daejeon

http://www.chungnam.net

Tel.: (042) 220-3856	Fax: (042) 220-3899	/ ykshin@korea.kr	Nondisclosure (7)

Rent Reduction and Exemption Decision for Foreign-Invested Enterprises

(Edwards Korea, Ltd.)

•                                                  Application for the Rent Reduction and Exemption and Chungcheongnam-do’s Decision Thereto

•                                                   Amount of the rent filed for reduction and exemption: KRW 193,659,000/year (the full amount of rent)

( Calculation based on KRW 19,365 million x 10/1,000)

•                                                   Term of lease: 50 years (From November 30, 2010 to November 29, 2060)

 The Occupancy Agreement shall be renewed every 10 year and the Occupant Company shall refund the reduced or exempted rent if failing to perform the business plan. (Pursuant to Articles 1, 3, and 15 of the Occupancy Agreement)

•                                                   Space: 40,014 m² (A4-1 Block, Chaam-dong, Seobuk-gu, Cheonan-si)

•                                                  Grounds for Rent Reduction and Exemption

•                                                   Article 13, Paragraph 6, Item 1 of the Foreign Investment Promotion Act (Lease and Sale of State and local government Properties); Article 19, Paragraph 3, Item 1(a) and (b) and Article 19, Paragraph 4, Item 1(a) of the Enforcement Decree of the Foreign Investment Promotion Act (Lease of State and local government Properties, etc.)

•                                                   Article 32, Paragraph 1, Item 1(a) and (b) of the Chuncheongnam-do’s (Provincial) Ordinance regarding local government Properties Administration (Reduction and Exemption of Rent or Fees)

•                                                  Article 23, Paragraph 1, Item 1(a) and (b) of the Cheonan-si’s (Municipal) Ordinance regarding local government Properties Administration

•                                                   Article 7, Items 1 and 2 of the Occupancy (Lease) Agreement for the Foreign Investment Zone (Reduction and Exemption of Rent, etc.)

•                                                  Results of Examination

•                                                   Based on the applicable grounds above, it is hereby determined that the application filed by Edwards Korea, Ltd. is granted and the full amount of rent payable by Edwards Korea, Ltd. shall be exempted.